                                  EXHIBIT 1.2


            DISTRIBUTION FINANCIAL SERVICES [RV/BOAT] TRUST 199_-_

            $__________ (____%) Asset Backed Certificates, Class A

            $__________ (____%) Asset Backed Certificates, Class B


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                           ___________ ___, 199_


DEUTSCHE BANK SECURITIES INC.
 as Representative of the several Underwriters
31 West 52nd Street, 12th Floor
New York, New York 10019

Ladies and Gentlemen:

     Section 1. Introductory. Deutsche Recreational Asset Funding Corporation, a Nevada corporation (the "Depositor"), proposes to sell $_____________ (___%) Asset Backed Certificates, Class A and $_______ (____%) Asset Backed Certificates, Class B (the "Offered Certificates") or the "Securities") issued by Distribution Financial Services [RV/BOAT] Trust 199_-_ (the "Trust"). Each Offered Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, Receivables [transferred by Deutsche Financial Services Corporation, a Nevada corporation ("DFS") to Ganis Credit Corporation, a Delaware corporation ("Ganis"; the Depositor, DFS and Ganis may be referred to herein individually as a "Participating Entity" and collectively as the "Participating Entities") pursuant to the DFS/Ganis Transfer Agreement dated as of _______, 199_ between DFS and Ganis (as amended, amended and restated or otherwise modified from time to time, the "DFS/Ganis Transfer Agreement"), Receivables transferred by Ganis to the Depositor pursuant to the Receivables Transfer Agreement dated as of _____, 199_ (as amended, amended and restated or otherwise modified from time to time, the "Receivables Transfer Agreement"), and Receivables transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement (as amended, amended and restated or otherwise modified from time to time, the "Pooling and Servicing Agreement") dated as of ________________, 199_ among the DFS, the Depositor and _________, as trustee (the "Trustee"). The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. The DFS/Ganis Transfer Agreement, the Receivables

Transfer Agreement, and the Pooling and Servicing Agreement are collectively referred to herein as the "Designated Agreements".

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-56303), including a related prospectus, for the registration under the Securities Act of 1933, as amended (the "Act"), of the Securities, in the form heretofore delivered to the Underwriters. The registration statement (including each prospectus constituting a part thereof and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the Act (the "1933 Act Regulations")) as amended at the time it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, including the exhibits thereto, is referred to herein as the "Registration Statement". The form of base prospectus included in the Registration Statement as most recently filed with the Commission is referred to as the "Base Prospectus" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Securities and the offering thereof which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) of the 1933 Act Regulations, is referred to in this Agreement as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to you by the Depositor for use in connection with the offering of the Securities which differs from such Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Depositor pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus and prospectus supplement, as the case may be, from and after the time it is first provided to you for such use.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

     Section 2. Representations, Warranties and Covenants Participating Entities. Each Participating Entity, severally but not jointly, represents and warrants to, and agrees with, Deutsche Bank Securities Inc. ("Deutsche Bank Securities") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Deutsche Bank Securities is acting as representative (in such capacity, Deutsche Bank Securities shall hereinafter be referred to as the "Representative"), as of the date hereof that:

          (i) The Registration Statement, including amendments thereto as may have been required on or prior to the date hereof, has been filed with the Commission and has become effective. The conditions to the use by the Depositor of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the

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

     knowledge of any Participating Entity, threatened by the Commission, and
     (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the 1933 Act Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) on the date of this Agreement, the Prospectus conforms in all material respects to the requirements of the Act and the 1933 Act Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) at the time of filing of the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations and on the Closing Date the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus will include an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Depositor by the Representative expressly for use in the Registration Statement or the Prospectus and set forth in [(x) the chart immediately following the first paragraph set forth under the heading "Underwriting" and (y) the third textual paragraph set forth under the heading "Underwriting."] "Effective Date" means the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective.

          (iii) Such Participating Entity is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with corporate power to own, lease and operate its property and conduct its business as it is currently conducted.

          (iv) Such Participating Entity has the requisite power to execute and deliver each Designated Agreement to which it is a party and this Agreement and to perform its obligations under the Designated Agreements and hereunder.

          (v) Each of the Designated Agreements to which it is a party and this Agreement has been duly and validly authorized, executed and delivered by such Participating Entity, and each of the Designated Agreements to which it is a party and this Agreement constitutes the valid, legal and binding obligation of such Participating Entity, enforceable against such Participating Entity in accordance with its terms.

          (vi) The direction by the Depositor to the Trustee to authenticate and deliver the Offered Certificates has been duly authorized by the Depositor, and as of the Closing

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     Date, the Offered Certificates will be duly and validly authorized, and, when duly and validly executed by the Trust and authenticated by the Trustee and delivered to the Depositor in accordance with the Pooling and Servicing Agreement, and following delivery to and payment therefor by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (vii) The Offered Certificates will have been duly and validly executed and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement on or before the Closing Date.

          (viii) Neither the execution and delivery by such Participating
     Entity of any Designated Agreement to which it is a party or of this Agreement nor the consummation by such Participating Entity of the transactions contemplated in the Designated Agreements or herein, nor the issuance of the Securities by the Trust or the public offering thereof as contemplated in the Prospectus, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other person (collectively, "Liens") upon any of the property or assets of such Participating Entity (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which such Participating Entity is party or by which such Participating Entity is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of such Participating Entity. Such Participating Entity is not in violation of its certificate of incorporation or in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, pooling and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

          (ix) No legal or governmental proceedings are pending to which such Participating Entity is a party or of which any property of such Participating Entity is the subject, which if determined adversely to such Participating Entity would, individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of such Participating Entity; and to the best knowledge of such Participating Entity, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (x) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required in connection with (i) the execution and delivery by such Participating Entity of any Designated Agreement to which it is a party or this Agreement or the performance by such

     Participating Entity of any Designated Agreement to which it is a party or this Agreement or (ii) the offer, sale or delivery of the Securities, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of such Participating Entity to perform its obligations under any Designated Agreement to which it is a party or this Agreement.

          (xi) Such Participating Entity possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Securities or the financial condition of such Participating Entity, and such Participating Entity has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          (xii) On the Closing Date, the Depositor (i) will have good and marketable title to the Receivables being transferred by it to the Trust pursuant to the Pooling and Servicing Agreement, free and clear of any Lien, except to the extent permitted in the Pooling and Servicing Agreement, (ii) will not have assigned to any Person (other than the Trust) any of its right, title or interest in such Receivables or in the Pooling and Servicing Agreement and (iii) will have the power and authority to contribute the Receivables to the Trust, and upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trust will have good and marketable title thereto, in each case free of Liens other than any Lien created by an Underwriter.

          (xiii) The properties and businesses of such Participating Entity conform, in all material respects, to the descriptions thereof contained in the Prospectus.

     Section 3. Purchase, Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, on __________, 199^, or on such other date no later than seven Business Days thereafter as shall be mutually agreed upon by the Depositor and the Representative (the "Closing Date") the principal amount of the Securities set forth in Schedule A hereto opposite the name of such Underwriter. The Class A Certificates are to be purchased at a purchase price equal to [ ]% of the aggregate principal amount thereof, the Class B Certificates are to be purchased at a purchase price equal to [ ]% of the aggregate amount thereof.

     (b) Against payment of the purchase price in same day funds drawn to the order of the Depositor, the Depositor will deliver the Securities to the Underwriters at the offices of

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

Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date. The Securities to be so delivered (other than the Offered Certificate registered in the name of the Depositor, which shall be a definitive certificate) will be initially represented by one or more Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities (other than the Offered Certificate registered in the name of the Depositor, which shall be a definitive certificate) will be represented by book entries on the records of DTC and participating members thereof.

     Section 4. Public Offering of the Securities. It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     Section 5. Covenants of Each Participating Entity. Each Participating Entity covenants and agrees severally and not jointly, with each Underwriter:

          (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) of the 1933 Act Regulations not later than the time specified therein. DFS and/or the Depositor will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

          (b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented, without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same and not to file any such amendment or supplement to which the Representative shall reasonably object; and to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any Prospectus relating to the Securities or suspending any such qualification, promptly to use its best efforts to obtain its withdrawal.

          (c) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Securities for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Securities; provided, that in connection therewith no Participating Entity shall be

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

     required to qualify as a foreign corporation to do business or to file a general consent to service of process in any jurisdiction.

          (d) To furnish the Representative with copies of the Registration Statement (including exhibits) and copies of the Prospectus as amended or supplemented in such quantities as the Representative may from time to time reasonably request; and if the delivery of a Prospectus shall be at the time required by law in connection with sales of any Securities, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (e) To make generally available to Certificateholders as soon as practicable after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Depositor complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date.

          (f) To furnish to each Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Underwriter reasonably requests.

          (g) So long as any of the Securities are outstanding, to furnish each Underwriter copies of all reports or other communications (financial or other) furnished to Certificateholders, and to deliver to the Underwriters during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Depositor and the Trust as such Underwriter may from time to time reasonably request.

          (h) To pay all expenses incident to the performance of the obligations under this Agreement, including:

               (i) the word processing, printing and filing of the Registration Statement as originally filed and of each amendment thereto;

               (ii) the reproduction of this Agreement;

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

               (iii) the preparation, printing, issuance and delivery of the Securities to the Underwriters;

               (iv) the fees and disbursements of counsel and accountants for such Participating Entity;

               (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey;

               (vi) if requested by the Representative, the determination of the eligibility of the Securities for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a legal investment memorandum;

               (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto;

               (viii) the printing and delivery to the Underwriters of copies of a blue sky survey and, if requested by the Representative, a legal investment memorandum, if any;

               (ix) the fees of [Moody's Investors Service, Inc. and Standard & Poor's Ratings Services] for rating the Securities; and

               (x)   the fees and expenses of the Trustee and its counsel.

     If the sale of the Securities is not consummated by reason of any failure, refusal or inability on the part of any Participating Entity to perform any agreement on its part to be performed, or because any condition of the Underwriters' obligations hereunder required to be fulfilled shall not have been fulfilled (other than as a result of any breach or default by the Underwriters), each Participating Entity shall jointly and severally be obligated to reimburse the Underwriters for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. For purposes of the preceding sentence, the conditions in clauses (ii) and (iii) of Section 6(d) shall not be conditions required to be fulfilled by any Participating Entity.

          (i) For a period from the date of this Agreement until the retirement of the Securities, or until such time as each Underwriter shall cease to maintain a secondary market in the Securities, whichever occurs first, to deliver to each Underwriter the annual statements of compliance, the Officer's Certificate and the annual independent certified

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

     public accountants' servicing reports furnished pursuant to the Pooling and Servicing Agreement and the monthly Servicer's Certificate pursuant to the Pooling and Servicing Agreement as soon as such statements and reports are furnished to the Trustee.

          (j) From and after the Closing Date, not to take any action inconsistent with the Trust's ownership of the Receivables other than as permitted by the Pooling and Servicing Agreement.

          (k) To the extent, if any, that the rating provided with respect to the Securities by the rating agency or agencies that initially rate the Securities is conditional upon the furnishing of documents or the taking of any other actions by such Participating Entity, to furnish such documents and take any such other actions.

     Section 6. Conditions Precedent to the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Securities is subject to the accuracy of the representations and warranties on the part of each Participating Entity herein, to the accuracy of the statements of officers of each Participating Entity made pursuant to the provisions hereof, to the performance by each Participating Entity of its obligations hereunder and to the following additional conditions precedent:

          (a) The Registration Statement shall have become effective; and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Participating Entity, shall be contemplated by the Commission. If the Depositor has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Date the Depositor shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) Each Participating Entity shall have delivered to the Representative a certificate, dated the Closing Date, signed by its president, a senior vice president or a vice president to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, each Designated Agreement and this Agreement and that:

               (i) the representations and warranties of such Participating Entity in each Designated Agreement and this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date;

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

               (ii) such Participating Entity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to knowledge of such Participating Entity, threatened as of the Closing Date; and

               (iv) nothing has come to such Person's attention that would lead such person to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Trust or any Participating Entity or any material adverse change in the financial position or results or operations of the Trust or any Participating Entity otherwise than as set forth or contemplated in the Prospectus which in any such case makes it impracticable to inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business, financial condition or properties of any Participating Entity or the Trust which, in the Representative's judgment, materially impairs the investment quality of the Securities, (ii) any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) the suspension of trading generally by either the American Stock Exchange or the New York Stock Exchange, or the establishment of minimum or maximum prices or ranges of prices, by either of such exchanges or by order of the Commission or any other governmental authority, or any banking moratorium declared by Federal, Missouri, California or New York authorities or (iv) any event that would constitute a default under this Agreement or default in the performance of the obligations of any Participating Entity under any Designated Agreement to which it is a party or which, with the passage of time or the giving of notice or both, would constitute such default.

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

          (e) The Representative shall have received from counsel (who may be an employee of a Participating Entity) to the Participating Entities, one or more opinions, dated the Closing Date and addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Representative.

          (f) The Representative shall have received from special counsel for the Participating Entities an opinion, dated the Closing Date and satisfactory in form and substance to the Representative and to counsel to the Underwriters.

          (g) The Representative shall have received from special counsel to the Depositor, an opinion, dated the Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain bankruptcy matters and federal income tax matters.

          (h) The Representative shall have received from counsel for the Trustee, an opinion, dated the Closing Date and addressed to the Underwriters and each Participating Entity and satisfactory in form and substance to the Representative and to counsel to the Underwriters.

          [(i) The Representative shall have received an officer's certificate dated the Closing Date of the chairman of the board, the president, an executive vice president or the treasurer of the Trustee in which such officer shall state that, to the best of his/her knowledge after reasonable investigation, the representations and warranties of the Trustee contained in the Pooling and Servicing Agreement are true and correct in all material respects, and that the Trustee has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under the Pooling and Servicing Agreement at or prior to the Closing Date.]

          (j) The Representatives shall have received a copy of a ratings letter confirming that the Offered Certificates have been rated in the highest rating category by at least one of [Moody's Investors Service, Inc. and Standard & Poor's Ratings Services], and such ratings shall not have been reduced or withdrawn.

          (k) The Trustee shall have furnished to the Representative a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the due execution and delivery of the Offered Certificates by the Trustee thereunder and such other matters as the Representative shall reasonably request.

          (l) Counsel to each Participating Entity shall have furnished to the Representative any opinions supplied to the rating agencies relating to certain matters with respect to the Securities, which opinions shall also be addressed to the Underwriters. Drafts of such opinions shall have been furnished to the Representative no later than five Business Days prior to the Closing Date.

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

          (m) The Representative shall have received a letter, dated the Closing Date and addressed to the Underwriters, from KPMG Peat Marwick LLP certified public accountants, substantially in the form heretofore approved by the Representative and counsel to the Underwriters.

          (n) The Representative shall have received a copy of [(i) a file-stamped acknowledgment copy of the UCC-1 financing statement on Form UCC-1 filed with the Secretary of State of the State of Missouri with respect to the transfer of Receivables (and related items) by DFS to Ganis pursuant to the DFS/Ganis Transfer Agreement, naming DFS as debtor/transferor and Ganis as the secured party/transferee,] (ii) a file-stamped acknowledgment copy of the UCC-1 financing statement on Form UCC-1 filed with the Secretary of State of the State of California with respect to the transfer of Receivables (and related items) by Ganis to the Depositor pursuant to the Receivables Transfer Agreement, naming Ganis as debtor/transferor and the Depositor as the secured party/transferee, and (iii) a file-stamped acknowledgment copy of the UCC-1 financing statement on Form UCC-1 filed with the Secretary of State of the State of Missouri with respect to the transfer of Receivables (and related items) by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement, naming the Depositor as debtor/transferor and the Trust as secured party/transferee.

          (o) All documents incident to the Designated Agreements and this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters; and all actions taken by the Depositor to authorize the offering and sale of the Securities shall be reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters; and each Participating Entity shall furnish the Underwriters and counsel to the Underwriters with such other opinions, certificates, letters and documents as the Underwriters or counsel to the Underwriters shall reasonably request.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Depositor at any time on or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

     Section 7. Indemnification. (a) Each Participating Entity shall, jointly and severally, indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Participating Entity; and

          (iii) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and set forth in [(x) the chart immediately following the first paragraph set forth under the heading "Underwriting" and (y) the third textual paragraph set forth under the heading "Underwriting."]

          (b) Each Underwriter severally agrees to indemnify and hold harmless each Participating Entity, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls each Participating Entity, respectively, within the meaning of
Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, each Participating Entity, jointly and severally, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by any such Participating Entity and one or more Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the initial public offering price, and each Participating Entity shall be jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this
Section 8, an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls any Participating Entity within the meaning of Section 15 of the Act shall have the same rights to contribution as each Participating Entity.

     Section 9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each Participating Entity or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, any Participating Entity or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Securities.

     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the principal amount of Defaulted Securities does not exceed 10% of the principal amount of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the principal amount of Defaulted Securities exceeds 10% of the principal amount of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Depositor shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     Section 11. Notices. All communications hereunder will be in writing and:

               (i) if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at:

                    Deutsche Bank Securities Inc.
                    31 West 52nd Street, 12th Floor
                    New York, New York 10019
                    Attention:  Victor Mahoney
                    Telephone:  212/469-7187
                    Facsimile:  212/469-7185;

               (ii) if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                    Deutsche Recreational Asset Funding Corporation 655 Maryville Centre Drive
                    St. Louis, Missouri  63141
                    Attention:  President
                    Telephone:
                    Facsimile:

               [(iii) if sent to DFS, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                      Deutsche Financial Services Corporation
                      655 Maryville Centre Drive
                      St. Louis, Missouri  63141
                      Attention:  Senior Vice President
                      Telephone:  314/523-3950
                      Facsimile:  314/523-3993]

               (iv) if sent to Ganis, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                      Ganis Credit Corporation
                      660 Newport Center Drive
                      Newport Beach, California 92660
                      Attention:  Executive Vice President
                      Telephone:
                      Facsimile:

or to such other address as any Participating Entity or the Representative may designate in writing to the other parties hereto.

     Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters, each Participating Entity and their respective successors and the officers and directors and controlling persons referred to in
Section 7 hereof, and no other Person will have any right or obligations hereunder.

     Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 14. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement among the Underwriters and each Participating Entity.

                                        Very truly yours,

                                        DEUTSCHE RECREATIONAL ASSET
                                        FUNDING CORPORATION



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        [DEUTSCHE FINANCIAL SERVICES CORPORATION


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: ]

                                        GANIS CREDIT CORPORATION


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



Accepted in New York, New York,
as of the date first above written:

DEUTSCHE BANK SECURITIES INC.



By:
   ------------------------------------
   Name:
        -------------------------------
   Title:
         ------------------------------


By:
   ------------------------------------
   Name:
        -------------------------------
   Title:
         ------------------------------


For itself and as Representative
of the other Underwriters named in
Schedule A hereto.

                                  SCHEDULE A


                                                Principal               Principal
                                                Amount of               Amount of
      Name of Underwriter                  Class A Certificates    Class B Certificates
---------------------------------------------------------------------------------------
Deutsche Bank Securities Inc............   $                       $

________________________................   $                       $

________________________................   $                       $

________________________................   $                       $

________________________................   $                       $

---------------------------------------------------------------------------------------
Total                                      $                       $
=======================================================================================

                                      A-1